Exhibit 10.42

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (“Amendment”) is made and entered into by and between SCOLR Pharma, Inc., a Delaware corporation, formerly known as Nutraceutix, Inc., and Dr. Reza Fassihi (“Dr. Fassihi”). Effective as of December 31, 2006, the Consulting Agreement dated as of December 22, 2000 (the “Consulting Agreement”), and the Additional Services Agreement (the “additional Services Agreement”) effective as of August 7, 2002, between SCOLR and Dr. Fassihi, are hereby amended as follows:

1.	Paragraph 1 of the Consulting Agreement is hereby amended to provide that the Term shall continue until terminated in accordance with paragraph 14 of the Consulting Agreement.

2.	The second sentence of Paragraph 2 of the Consulting Agreement shall be replaced with the following: “During the Term, Dr. Fassihi shall provide such additional Services as may be mutually agreed upon by the parties from time to time.

3.	Except as specifically set forth in this Agreement, the Consulting Agreement and the Additional Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 18th day of January 2007:

SCOLR Pharma, Inc.		Dr. Fassihi

By:	/s/ Daniel O. Wilds	By:	/s/ Reza Fassihi
	Daniel O. Wilds President & CEO		Dr. Reza Fassihi

Address:	3625 132nd Ave. SE, Suite 400 Bellevue, WA 98006	Address:	352 Dreshertown Road Fort Washington, PA 19034

Date Signed: Jan. 18, 2007		Date Signed: Jan. 11, 2007